UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

IMAC Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT FOR THE

SPECIAL MEETING OF HOLDERS OF COMMON STOCK

IMAC HOLDINGS, INC.

This proxy statement supplement no. 1 (this “Proxy Supplement”), dated March 3, 2025 supplements the definitive proxy statement filed by IMAC Holdings, Inc. (“IMAC” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2025 (the “Proxy Statement”), and made available to the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company in connection with a special meeting of stockholders scheduled to be held on March 26, 2025, at t 11:00 a.m., central time, as a listen-only conference call by calling 1-877-407-3088 (toll free) (the “Special Meeting”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Proxy Statement and Notice of Special Meeting are available online at www.IMAC.vote. This Proxy Supplement will also be posted online at www.IMAC.vote.

SUPPLEMENTAL DISCLOSURES

This Proxy Supplement is being filed solely to clarify that Proposal 1, the Series G Issuance Proposal (as defined and discussed in the Proxy Statement), relates to the potential issuance of shares of our common stock issued or issuable in accordance with the Series G Certificate of Designations (defined in the Proxy Statement) at any price below the Conversion Floor Price (as defined in the Series G Certificate of Designations), or the Series G Warrants (as defined in the Proxy Statement) at any price below the Exercise Floor Price (as defined in the Series G Warrants) (assuming 100% warrant coverage in connection with the issuance of Series G Preferred Stock), with respect to shares of Series G Preferred Stock and Series G Warrants currently outstanding or issued in the future.

Dated: March 3, 2025